                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)    September 28, 1998
                                                        ------------------



                                CROWN PAPER CO.
                                ---------------
             (Exact name of registrant as specified in its charter)



         Virginia                                   33-93494                      54-1752385
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 (State or other jurisdiction                     (Commission                    (IRS Employer
      of incorporation)                           File Number)                 Identification No.)


                 300 Lakeside Drive, Oakland CA                                   94612-3592
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            (Address of principal executive offices)                              (Zip Code)


      Registrant's telephone number, including area code    (510) 874-3400
                                                            --------------

                                  Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     On September 28, 1998 Crown Paper Co. (a wholly owned subsidiary of Crown Vantage Inc.) received consents from holders of its 11% Senior Subordinated Notes due 2005 and consummated the settlement with Fort James Corporation for the return of $33 million of Crown Vantage's 11.45% Senior Pay-In-Kind Notes (the "PIK Notes"). The company's bank lenders had previously provided their consent. The consents were for amendments of certain terms of the related indentures to permit the settlement to occur. The settlement involved the return of these PIK Notes by Fort James in exchange for the mutual release from a variety of claims that have arisen from prior intercompany transactions. The settlement also amends the terms of the remaining PIK Notes allowing Crown Vantage the right to call the remaining PIK Notes at fair value at any time prior to their maturity.

     Crown Vantage expects to record a pretax extraordinary gain in the fourth quarter of 1998 of approximately $33 million, which will be partially offset by transaction fees. Returned PIK Notes valued at approximately $25 million will be extinguished by Crown Vantage. The remaining $8 million in returned PIK Notes will be carried on the books of Crown Paper, but will be eliminated in the consolidated Crown Vantage financial statements.

     Crown Vantage also announced on September 28, 1998 that it will not exercise the option portion of the settlement agreement for the return of the remaining PIK Notes with a face value of $107 million held by Fort James. The option, which expired on September 30, 1998, would have allowed the company to purchase these notes for $80 million in cash.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits

        Exhibit No.                   Description
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          None                  None
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                   CROWN PAPER CO.


October 5, 1998                                /s/ Michael J. Hunter
                                       ----------------------------------------
                                                   Michael J. Hunter
                                       Vice President, Chief Accounting Officer